Exhibit 99.1

SEACOAST COMPLETES ACQUISITION OF

NORTHSTAR BANKING CORPORATION

STUART, Fla., October 20, 2017 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), the holding company for Seacoast National Bank (“Seacoast Bank”), announced today the completion of its acquisition of NorthStar Banking Corporation (“NSBC”), effective October 20, 2017. Immediately following the merger, NorthStar Bank, NSBC’s wholly-owned subsidiary, merged with and into Seacoast Bank.

Under the terms of the definitive agreement, each share of NSBC common stock was converted into the right to receive (i) 0.5605 of a share of Seacoast common stock and (ii) $2.40 in cash (or $6.12 per share of NSBC common stock). The aggregate transaction value, including options, is approximately $32.5 million.

The acquisition of NSBC, headquartered in Tampa, adds approximately $213.7 million in assets, $169.6 million in deposits and $138.7 million in loans, increasing Seacoast’s total assets 4% to approximately $5.5 billion as of June 30, 2017. NSBC operates three branches in the Tampa MSA, enhancing Seacoast’s presence in the regions, and expands on Seacoast’s acquisition of GulfShore Bancshares, Inc., also headquartered in Tampa, which closed in April 2017.

“We are delighted to welcome NSBC’s customers and its employees into the Seacoast family, and we look forward to introducing Tampa’s businesses and households to our broad range of convenient and mobile-accessible products and services,” said Dennis S. Hudson, III, Seacoast’s Chairman and CEO.

Transaction Details

Raymond James & Associates, Inc. served as financial advisor and Alston & Bird LLP served as legal counsel to Seacoast. Sandler O’Neill & Partners, L.P. served as financial advisor and Bush Ross, P.A. served as legal counsel to NSBC.

Customer Information

NSBC customers will benefit immediately from the merger, with access to Seacoast’s full suite of digital banking products, along with 24/7 local Florida-based customer service. Additionally, customers will have fee-free access to both Seacoast and NSBC ATMs, as well as to over 1,100 Publix ATMs across the Southeast.

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About Seacoast Banking Corporation of Florida

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.3 billion in assets and $4.0 billion in deposits as of June 30, 2017. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 46 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the NSBC merger include, without limitation: unexpected

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transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time- consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, under “Special Cautionary Notice Regarding Forward-looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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